CERTIFICATION
Re:
Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16, Commercial
Mortgage Pass-Through Certificates, Series 2014-C16 (the "Transaction"), issued pursuant to the Pooling and Servicing Agreement dated as of June 1, 2014 (the "Pooling and Servicing
Agreement"), executed in connection with the Transaction (capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement).
__________________________________________
I, Kevin Ng, certify that:
1.
I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Morgan Stanley Bank of America Merrill Lynch Trust 2014-C16 (the "Exchange Act periodic reports");
2.
Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the
Exchange Act periodic reports;
4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and
5.
All of the reports on assessment of compliance with servicing criteria for asset-
backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item
1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
•  Wells Fargo Bank, National Association, as master servicer and primary servicer with respect to the Arundel Mills & Marketplace, State Farm
   Portfolio, Marriott Philadelphia Downtown and La Concha Hotel & Tower
   mortgage loans

•  Midland Loan Services, a Division of PNC Bank, National Association,
   special servicer with respect to the Arundel Mills & Marketplace, Marriott
   Philadelphia Downtown and La Concha Hotel & Tower mortgage loans
•  Rialto Capital Advisors, LLC, as special servicer with respect to the Marriott
   Philadelphia Downtown and State Farm Portfolio mortgage loans
•  LNR Partners, LLC, as special servicer with respect to the State Farm
   Portfolio mortgage loan
•  Situs Holdings, LLC, as trust advisor
•  U.S. Bank National Association, as trustee, certificate administrator and custodian
•  Wells Fargo Bank, National Association, as custodian with respect to the
   Arundel Mills & Marketplace, State Farm Portfolio, Marriott Philadelphia
   Downtown and La Concha Hotel & Tower mortgage loans
•  CoreLogic Commercial Real Estate Services, Inc. as a servicing function participant and a servicing function participant with respect to the Arundel
   Mills & Marketplace, State Farm Portfolio, Marriott Philadelphia Downtown
   and La Concha Hotel & Tower mortgage loans
•  National Tax Search, LLC, as a servicing function participant and a servicing function participant with respect to the Arundel Mills & Marketplace, State
   Farm Portfolio, Marriott Philadelphia Downtown and La Concha Hotel &
   Tower mortgage loans

Date: March 25, 2015
By /s/ Kevin Ng
Name: Kevin Ng
Title: President
(senior officer in charge of securitization of the Depositor)